Exhibit 10.2

SCHEDULE IDENTIFYING MATERIAL DIFFERENCES BETWEEN

EMPLOYMENT AGREEMENTS

BETWEEN NAVIDEA BIOPHARMACEUTICALS, INC. AND

THE INDIVIDUALS LISTED BELOW

	Commencement Date	Termination Date	2013 Base Salary	Amount of Severance	Amount of Severance upon Change of Control

Frederick O. Cope	1/1/2013	12/31/2014	$271,000	$245,000	$367,500
Brent L. Larson	1/1/2013	12/31/2014	$265,000	$207,000	$310,500